As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0759121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2001 Kirby Drive, Suite 200 Houston, TX	77019
(Address of Principal Executive Offices)	(Zip Code)

NINE ENERGY SERVICE, INC. 2026 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Ann G. Fox

President, Chief Executive Officer, Secretary and Director

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Name and address of agent for service)

(281) 730-5100

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C.

Lanchi D. Huynh

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Nine Energy Service, Inc. (the “registrant”) will send or give all participants in the Nine Energy Service, Inc. 2026 Long-Term Incentive Plan documents containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement on Form S-8 (this “registration statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the registrant hereby incorporates by reference into this registration statement the following:

(a)	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 4, 2026, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on April 28, 2026;

(b)	the registrant’s Current Reports on Form 8-K filed with the Commission on February 2, 2026, February 6, 2026, March 10, 2026, March 13, 2026, March 26, 2026 and April 24, 2026; and

(c)	the description of the registrant’s common stock included in the registrant’s Registration Statement on Form 8-A, filed with the Commission on March 30, 2026 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all other amendments and reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a Delaware corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. The registrant’s Fourth Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) provides that no director or officer of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was illegal. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person in connection therewith. The certificate of incorporation provides that the registrant will indemnify its directors and officers to the fullest extent authorized by the DGCL.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145. The registrant has obtained directors’ and officers’ insurance to cover its directors and officers with respect to liabilities that they may incur in connection with their serving as such.

The registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL.

The foregoing is only a general summary of certain aspects of the DGCL, the certificate of incorporation and certain contracts and arrangements under which the registrant’s directors and officers are insured or indemnified against liability that they may incur in their capacities as such and does not purport to be complete.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit Number	Description
4.1	Fourth Amended and Restated Certificate of Incorporation of Nine Energy Service, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant with the Commission on March 10, 2026).
4.2	Fifth Amended and Restated Bylaws of Nine Energy Service, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the registrant with the Commission on March 10, 2026).
4.3*	Nine Energy Service, Inc. 2026 Long-Term Incentive Plan.
5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature page of this registration statement).
107*	Filing Fee Table.

*	Filed herewith.

 .

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” table in this effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 2026.

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer, Secretary and Director

POWER OF ATTORNEY

The undersigned directors and officers of Nine Energy Service, Inc. hereby appoint Ann G. Fox and S. Brett Luz, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ann G. Fox	President, Chief Executive Officer, Secretary and Director	May 11, 2026
Ann G. Fox	(Principal Executive Officer)

/s/ Heather Schmidt	Interim Chief Financial Officer and Senior Vice President, Strategic Development & Investor Relations	May 11, 2026
Heather Schmidt	(Principal Financial Officer)

/s/ S. Brett Luz	Senior Vice President and Chief Accounting Officer	May 11, 2026
S. Brett Luz	(Principal Accounting Officer)

/s/ J. Carney Hawks	Chairman of the Board	May 11, 2026
J. Carney Hawks

/s/ Patrick J. Bartels	Director	May 11, 2026
Patrick J. Bartels

/s/ Alexander (Sandy) Esslemont	Director	May 11, 2026
Alexander (Sandy) Esslemont

/s/ Jerome (Joey) D. Hall	Director	May 11, 2026
Jerome (Joey) D. Hall

/s/ Darryl K. Willis	Director	May 11, 2026
Darryl K. Willis